UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Syneron Medical Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Industrial Zone, Yokneam Illit 20692, P.O.B.	20692
550, Israel	(Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Rights to Purchase Ordinary Shares, par value
NIS 0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:_____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

        This Registration Statement on Form 8-A of Syneron Medical Ltd. (the “Registrant”) is being filed for the purpose of indicating that the securities being registered hereby are being registered pursuant to Section 12(b) and not Section 12(g) of the Securities Exchange Act of 1934, as amended, as was inadvertently indicated in the filing made on November 12, 2008 on Form 8-A/A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

        The description of the rights to purchase ordinary shares, as included under the caption “Description of Syneron Ordinary Shares – Anti-Takeover Provisions” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2009 (Registration No. 333-162698), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

        See Exhibit Index on the page immediately following the signature page, which exhibit index is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYNERON MEDICAL LTD. By: /s/ Louis Scafuri —————————————— Louis Scafuri Chief Executive Officer

Date: November 23, 2009

EXHIBIT INDEX

No.	Description

3.1	Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 filed with the Commission on May 7, 2008).

4.1	Rights Agreement, dated as of November 11, 2008, between Syneron Medical Ltd. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Right Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 4.2 to Form 8-A/A filed with the Commission on November 12, 2008).

4.2	First Amendment to Rights Agreement, dated as of October 23, 2009, between Syneron Medical Ltd. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 99.2 to Form 6-K furnished to the Commission on October 26, 2009).